UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In April 2011, we commenced an offering for the sale of our shares of common stock at a price per share of $0.08. The shares sold in this offering are subject to a one-year lock-up. As of July 25, 2011, we sold in this offering an aggregate of 14,794,330 shares of our common stock for aggregate gross proceeds of $1,135,546. As part of the offering, we sold 250,000 shares of our common stock to one of our directors, Ivan Ivankovich, in exchange for services.

In addition, since our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, we issued an aggregate of 1,881,532 shares of our common stock in a cashless exercise of warrants and 725,000 shares of our common stock in exchange for services, as well as original issue discount convertible debentures and warrants as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2011.

The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The securities offered will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events

As previously disclosed, on July 11, 2011 we completed a private placement of original issue discount convertible debentures and warrants exercisable for shares of our common stock. As a result of recent sales of shares of our common stock in the above referenced common stock offering, the conversion price of the debentures and the exercise price of the warrants have been automatically adjusted to $0.08.

The amounts referenced in this Current Report on Form 8-K do not give effect to a one-for-thirty reverse split of our outstanding and authorized shares of common stock which is scheduled to take effect on or about August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: July 28, 2011	By: /s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer